EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

                For the Years Ended June 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)


                                                                                      For the Year Ended June 30,
                                                                       -------------------------------------------------------
                                                                            2000                   1999               1998
                                                                       --------------        --------------       ------------
Net income............................................................         $12,870             $11,457             $11,198
                                                                          ============         ===========         ===========
Number of shares outstanding:
  Weighted average shares issued......................................      11,899,842          11,899,349          11,900,000
  Less:  Weighted average shares held in treasury.....................       3,261,279           2,896,595           2,268,513
  Less:  Average shares held by the ESOP..............................         952,000             952,000             952,000
  Plus:  ESOP shares released or committed to be
              released during the fiscal year.........................         451,541             357,421             269,870
                                                                           -----------         -----------         -----------
         Average basic shares.........................................       8,138,104           8,408,175           8,949,357
  Plus:  Average common stock equivalents.............................         444,409             470,316             740,298
                                                                           -----------         -----------         -----------

         Average diluted shares.......................................       8,582,513           8,878,491           9,689,655
                                                                            ==========          ==========          ==========




Earnings per common share:
         Basic........................................................           $1.58               $1.36              $1.25
                                                                         =============       =============      =============
         Diluted......................................................           $1.50               $1.29              $1.16
                                                                         =============       =============      =============